Exhibit 99.1

News Release	Tuesday, January 15, 2019
Wells Fargo Reports $6.1 Billion in Quarterly Net Income; Diluted EPS of $1.21
Full Year 2018 Net Income of $22.4 Billion; Diluted EPS of $4.28

▪	Full year 2018 financial results:

◦	Net income of $22.4 billion, compared with $22.2 billion in 2017

◦	Diluted earnings per share (EPS) of $4.28, compared with $4.10

◦	Return on assets (ROA) of 1.19 percent, return on equity (ROE) of 11.53 percent, and return on average tangible common equity (ROTCE) of 13.73 percent[1]

◦	Revenue of $86.4 billion, down from $88.4 billion

◦	Noninterest expense of $56.1 billion, down from $58.5 billion

◦	Returned $25.8 billion to shareholders through common stock dividends and net share repurchases

•	Net share repurchases of $17.9 billion, which more than doubled from $6.8 billion in 2017

•	Common stock dividends of $1.64 per share, up 6 percent from $1.54 per share

•	Period-end common shares outstanding down 310.3 million shares, or 6 percent

▪	Fourth quarter 2018 financial results:

◦	Net income of $6.1 billion, compared with $6.2 billion in fourth quarter 2017

◦	Diluted earnings per share (EPS) of $1.21, compared with $1.16

◦	ROA of 1.28 percent, ROE of 12.89 percent, and ROTCE of 15.39 percent[1]

◦	Revenue of $21.0 billion, down from $22.1 billion

•	Net interest income of $12.6 billion, up $331 million

•	Noninterest income of $8.3 billion, down $1.4 billion

◦	Noninterest expense of $13.3 billion, down $3.5 billion

◦	Income tax expense of $966 million, compared with an income tax benefit of $1.6 billion

◦	Average deposits of $1.3 trillion, down $42.6 billion, or 3 percent

◦	Average loans of $946.3 billion, down $5.5 billion, or 1 percent

◦	Provision expense of $521 million, down $130 million, or 20 percent

•	Net charge-offs of 0.30 percent of average loans (annualized), down from 0.31 percent

•	Reserve release[2] of $200 million, compared with $100 million release

◦	Nonaccrual loans of $6.5 billion, down $1.2 billion, or 15 percent

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Selected Financial Information

		Quarter ended		Year ended Dec. 31,
	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	2018	2017
Earnings
Diluted earnings per common share	$1.21	1.13	1.16	4.28	4.10
Wells Fargo net income (in billions)	6.06	6.01	6.15	22.39	22.18
Return on assets (ROA)	1.28%	1.27	1.26	1.19	1.15
Return on equity (ROE)	12.89	12.04	12.47	11.53	11.35
Return on average tangible common equity (ROTCE) (a)	15.39	14.33	14.85	13.73	13.55
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.30%	0.29	0.31	0.29	0.31
Allowance for credit losses as a % of total loans	1.12	1.16	1.25	1.12	1.25
Allowance for credit losses as a % of annualized net charge-offs	374	406	401	390	408
Other
Revenue (in billions)	$21.0	21.9	22.1	86.4	88.4
Efficiency ratio (b)	63.6%	62.7	76.2	65.0	66.2
Average loans (in billions)	$946.3	939.5	951.8	945.2	956.1
Average deposits (in billions)	1,268.9	1,266.4	1,311.6	1,275.9	1,304.6
Net interest margin	2.94%	2.94	2.84	2.91	2.87

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $6.1 billion, or $1.21 per diluted common share, for fourth quarter 2018, compared with $6.2 billion, or $1.16 per share, for fourth quarter 2017, and $6.0 billion, or $1.13 per share, for third quarter 2018.
Chief Executive Officer Tim Sloan said, “I’m proud of the transformational changes we made at Wells Fargo during 2018 including significant progress on our six goals. We have made meaningful improvements to how we manage risk across the company, particularly operational and compliance risk. We improved customer service which resulted in both ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ branch survey scores reaching a 24-month high in December. Our voluntary team member attrition in 2018 improved to its lowest level in six years reflecting our efforts to make Wells Fargo a better place to work, and we continue to attract impressive leaders from outside the company. We launched many customer-focused innovations including our online mortgage application, Control TowerSM, Pay with Wells Fargo, and our new Propel® Card. Our commitment to building stronger communities was demonstrated by exceeding our target of donating $400 million to communities across the U.S., and a recent example was our Holiday Food Bank program which provided over 50 million meals during the holidays. Our focus on delivering long-term shareholder value included meeting our 2018 expense target and returning a record $25.8 billion to shareholders in 2018, up 78% from 2017. I want to thank our team members for their commitment to making Wells Fargo a better bank in 2018. I’m confident that we’ll continue to make Wells Fargo even better in 2019.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $6.1 billion of net income in the fourth quarter. Compared with the third quarter, we grew both loans and deposits and credit performance remained strong. In addition, our effective income tax rate was lower compared with the prior quarter, and we maintained solid capital levels even as we reduced our common shares outstanding. We continued to have positive business trends in the fourth quarter with primary consumer checking customers, consumer credit card active accounts, debit and credit card usage, commercial loan balances, and loan originations in auto, small business, home equity and student lending all growing compared with a year ago. Our focus on reducing expenses enabled us to meet our 2018 expense target, and we are on track to meet our 2019 expense target as well.”
Net Interest Income
Net interest income in the fourth quarter was $12.6 billion, up $72 million from third quarter 2018, driven primarily by the benefits of higher average interest rates and favorable hedge ineffectiveness accounting results, partially offset by the impacts from balance sheet mix and lower variable income. Net interest margin was 2.94 percent, flat compared with the prior quarter.
Noninterest Income
Noninterest income in the fourth quarter was $8.3 billion, down $1.0 billion from third quarter 2018. Fourth quarter noninterest income included lower market sensitive revenue3, mortgage banking fees and trust and investment fees, partially offset by higher other income.

•
Mortgage banking income was $467 million, down from $846 million in third quarter 2018. Net mortgage servicing income was $109 million, down from $390 million in the third quarter predominantly due to updated mortgage servicing rights valuation assumptions driven by recent market observations. The production margin on residential held-for-sale mortgage loan originations[4] decreased to 0.89 percent, from 0.97 percent in the third quarter, primarily due to lower retail margins, partially offset by a lower percentage of correspondent volume. Residential mortgage loan originations in the fourth quarter were $38 billion, down from $46 billion in the third quarter primarily due to seasonality.

•
Market sensitive revenue[3] was $40 million, down from $631 million in third quarter 2018, primarily due to lower net gains from equity securities as lower deferred compensation plan investment results were partially offset by higher equity investment gains. The decrease related to the deferred compensation plan was offset by lower employee benefits expense. Revenue from trading activities declined compared with the prior quarter as well, driven by wider spreads in credit and asset backed products.

•	Other income was $595 million, up from $466 million in the third quarter. The increase in the fourth quarter included a $117 million gain from the previously announced sale of 52 branches.

Noninterest Expense
Noninterest expense in the fourth quarter declined $424 million from the prior quarter to $13.3 billion, predominantly due to a $671 million decline in employee benefits driven by lower
3 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.
4 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the "Selected Five Quarter Residential Mortgage Production Data" table on page 42 for more information.

deferred compensation expense (largely offset in market sensitive revenue), lower FDIC expense due to the completion of their special assessment, and lower operating losses. These decreases were partially offset by higher other expense, operating lease expense on lease asset impairment, outside professional services and salary expense. The efficiency ratio was 63.6 percent in fourth quarter 2018, compared with 62.7 percent in the third quarter.
Fourth quarter 2018 operating losses were $432 million and included a $175 million accrual for an agreement reached in December 2018 with all 50 state Attorneys General and the District of Columbia regarding previously disclosed matters.
Income Taxes
The Company’s effective income tax rate was 13.7 percent for fourth quarter 2018, compared with 20.1 percent for third quarter 2018, which included net discrete income tax expense in the third quarter related to re-measurement of our initial estimates for the impacts of the Tax Cuts & Jobs Act (Tax Act) recognized in fourth quarter 2017. The fourth quarter 2018 income tax rate included $158 million of net discrete income tax benefits primarily related to the results of state income tax audits and incremental state tax credits. In addition, the fourth quarter income tax rate benefited from $137 million related to revisions to our full year 2018 effective income tax rate made during the quarter. The Company's full year 2018 effective income tax rate was 20.2 percent (18 percent before discrete items). We currently expect the effective income tax rate for full year 2019 to be approximately 18 percent, excluding the impact of any unanticipated discrete items.
Loans
Total average loans were $946.3 billion in the fourth quarter, up $6.9 billion from the third quarter. Period-end loan balances were $953.1 billion at December 31, 2018, up $10.8 billion from September 30, 2018. Commercial loans were up $11.5 billion compared with September 30, 2018, due to $12.2 billion of growth in commercial and industrial loans, partially offset by a $583 million decline in commercial real estate loans. Consumer loans decreased $709 million from the prior quarter, reflecting the following:

•
Real estate 1-4 family first mortgage loans increased $792 million, as $9.8 billion of held-for-investment nonconforming mortgage loan originations were predominantly offset by payoffs and $1.6 billion of sales of purchased credit-impaired (PCI) Pick-a-Pay mortgage loans. Additionally, $562 million of nonconforming mortgage loan originations that would have otherwise been included in 1-4 family first mortgage loan outstandings were designated as held-for-sale in fourth quarter 2018 in anticipation of the future issuance of residential mortgage-backed securities (RMBS).

•	Real estate 1-4 family junior lien mortgage loans decreased $932 million, as payoffs continued to exceed originations

•	Credit card loans increased $1.2 billion primarily due to seasonality

•	Automobile loans declined $1.0 billion due to expected continued runoff

Period-End Loan Balances

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Commercial	$513,405	501,886	503,105	503,396	503,388
Consumer	439,705	440,414	441,160	443,912	453,382
Total loans	$953,110	942,300	944,265	947,308	956,770
Change from prior quarter	$10,810	(1,965)	(3,043)	(9,462)	4,897
Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Debt securities were $484.7 billion at December 31, 2018, up $12.4 billion from the third quarter, predominantly due to a net increase in available-for-sale and held for trading debt securities. Debt securities purchases of approximately $16.9 billion, primarily U.S. Treasury and federal agency mortgage-backed securities (MBS) in the available-for-sale portfolio, more than offset runoff and sales.

Net unrealized losses on available-for-sale debt securities were $2.6 billion at December 31, 2018, compared with net unrealized losses of $3.8 billion at September 30, 2018, predominantly due to lower interest rates, partially offset by higher credit spreads.
Equity securities include marketable and non-marketable equity securities, as well as equity securities held for trading. Equity securities were $55.1 billion at December 31, 2018, down $6.6 billion from the third quarter, predominantly due to a decrease in equity securities held for trading.
Deposits
Total average deposits for fourth quarter 2018 were $1.3 trillion, up $2.6 billion from the prior quarter as growth in commercial deposits was partially offset by lower consumer and small business banking deposits, which included $1.8 billion of deposits associated with the previously announced sale of 52 branches that closed on November 30. The average deposit cost for fourth quarter 2018 was 55 basis points, up 8 basis points from the prior quarter and 27 basis points from a year ago.
Capital
Capital in the fourth quarter continued to exceed our internal target, with a Common Equity Tier 1 ratio (fully phased-in) of 11.7 percent5, down from 11.9 percent in the prior quarter. In fourth quarter 2018, the Company repurchased 142.7 million shares of its common stock, which net of issuances, reduced period-end common shares outstanding by 130.3 million. The Company paid a quarterly common stock dividend of $0.43 per share.
5 See table on page 37 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the fourth quarter was 0.30 percent (annualized), compared with 0.29 percent in the prior quarter and 0.31 percent a year ago. Commercial and consumer losses were 0.10 percent and 0.53 percent, respectively. Total credit losses were $721 million in fourth quarter 2018, up $41 million from third quarter 2018. Commercial losses decreased $20 million driven by lower commercial and industrial loan net charge-offs and higher recoveries in commercial real estate, while consumer losses increased $61 million predominantly driven by seasonal increases in credit card and other revolving credit and installment loan charge-offs.
Net Loan Charge-Offs

	Quarter ended
	December 31, 2018		September 30, 2018		December 31, 2017
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$132	0.15%	$148	0.18%	$118	0.14%
Real estate mortgage	(12)	(0.04)	(1)	—	(10)	(0.03)
Real estate construction	(1)	(0.01)	(2)	(0.04)	(3)	(0.05)
Lease financing	13	0.26	7	0.14	10	0.20
Total commercial	132	0.10	152	0.12	115	0.09
Consumer:
Real estate 1-4 family first mortgage	(22)	(0.03)	(25)	(0.04)	(23)	(0.03)
Real estate 1-4 family junior lien mortgage	(10)	(0.11)	(9)	(0.10)	(7)	(0.06)
Credit card	338	3.54	299	3.22	336	3.66
Automobile	133	1.16	130	1.10	188	1.38
Other revolving credit and installment	150	1.64	133	1.44	142	1.46
Total consumer	589	0.53	528	0.47	636	0.56
Total	$721	0.30%	$680	0.29%	$751	0.31%

(a)
Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized. See explanation on page 33 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $289 million, or 4 percent, from third quarter 2018 to $6.9 billion. Nonaccrual loans decreased $218 million from third quarter 2018 to $6.5 billion reflecting both lower consumer and commercial nonaccruals.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	December 31, 2018		September 30, 2018		December 31, 2017
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,486	0.42%	$1,555	0.46%	$1,899	0.57%
Real estate mortgage	580	0.48	603	0.50	628	0.50
Real estate construction	32	0.14	44	0.19	37	0.15
Lease financing	90	0.46	96	0.49	76	0.39
Total commercial	2,188	0.43	2,298	0.46	2,640	0.52
Consumer:
Real estate 1-4 family first mortgage	3,183	1.12	3,267	1.15	3,732	1.31
Real estate 1-4 family junior lien mortgage	945	2.75	983	2.78	1,086	2.73
Automobile	130	0.29	118	0.26	130	0.24
Other revolving credit and installment	50	0.14	48	0.13	58	0.15
Total consumer	4,308	0.98	4,416	1.00	5,006	1.10
Total nonaccrual loans (a)	6,496	0.68	6,714	0.71	7,646	0.80
Foreclosed assets:
Government insured/guaranteed	88		87		120
Non-government insured/guaranteed	363		435		522
Total foreclosed assets	451		522		642
Total nonperforming assets	$6,947	0.73%	$7,236	0.77%	$8,288	0.87%
Change from prior quarter:
Total nonaccrual loans (a)	$(218)		$(412)		$(572)
Total nonperforming assets	(289)		(389)		(636)

(a)
Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value. For additional information, see the "Five Quarter Nonperforming Assets" table on page 32.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $10.7 billion at December 31, 2018, down $249 million from September 30, 2018. Fourth quarter 2018 included a $200 million reserve release2, which reflected continued improvement in the credit quality of the loan portfolio. The allowance coverage for total loans was 1.12 percent, compared with 1.16 percent in third quarter 2018. The allowance covered 3.7 times annualized fourth quarter net charge-offs, compared with 4.1 times in the prior quarter. The allowance coverage for nonaccrual loans was 165 percent at December 31, 2018, compared with 163 percent at September 30, 2018.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
Community Banking	$3,169	2,816	3,472
Wholesale Banking	2,671	2,851	2,373
Wealth and Investment Management	689	732	675
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations in support of the other operating segments and results of investments in our affiliated venture capital and private equity partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
Total revenue	$11,461	11,816	11,720
Provision for credit losses	534	547	636
Noninterest expense	7,032	7,467	10,216
Segment net income	3,169	2,816	3,472
(in billions)
Average loans	459.7	460.9	473.2
Average assets	1,015.9	1,024.9	1,073.2
Average deposits	759.4	760.9	738.3
Fourth Quarter 2018 vs. Third Quarter 2018

•	Net income of $3.2 billion, up $353 million, or 13 percent, primarily due to lower noninterest expense and income tax expense, partially offset by lower revenue

•
Revenue was $11.5 billion, down $355 million, or 3 percent, driven predominantly by lower mortgage banking income and lower market sensitive revenue reflecting lower deferred compensation plan investment results (offset in employee benefits expense), partially offset by a $117 million gain on the previously announced sale of 52 branches

•
Noninterest expense of $7.0 billion was down $435 million, or 6 percent, driven mainly by lower deferred compensation expense (offset in market sensitive revenue), operating losses, and FDIC expense, partially offset by higher other expense

Fourth Quarter 2018 vs. Fourth Quarter 2017

•
Net income was down $303 million, or 9 percent, predominantly due to higher income tax expense, as fourth quarter 2017 included an income tax benefit from the Tax Act, and lower revenue, partially offset by lower noninterest expense

•
Revenue declined $259 million, or 2 percent, predominantly due to lower market sensitive revenue and mortgage banking income, partially offset by gains from the sales of PCI Pick-a-Pay loans and the previously announced sale of 52 branches

•	Noninterest expense decreased $3.2 billion, or 31 percent, driven by lower operating losses

•	Provision for credit losses decreased $102 million, largely due to continued credit improvement in the automobile and consumer real estate portfolios

Business Metrics and Highlights

•
Primary consumer checking customers[6],[7] of 23.9 million, up 1.2 percent from a year ago. The previously announced sale of 52 branches and $1.8 billion of deposits which closed in fourth quarter 2018 reduced the growth rate by 0.5 percent

•
More than 318,000 branch customer experience surveys completed during fourth quarter 2018 (over 1.4 million in 2018), with both ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores up from the prior quarter and reaching a 24-month high in December

•	Debit card point-of-sale purchase volume[8] of $89.8 billion in the fourth quarter, up 8 percent year-over-year

•	General purpose credit card point-of-sale purchase volume of $20.2 billion in the fourth quarter, up 5 percent year-over-year

•	29.2 million digital (online and mobile) active customers, including 22.8 million mobile active users7, [9]

•
5,518 retail bank branches as of the end of fourth quarter 2018, reflecting 93 branch consolidations in the quarter and 300 in 2018; in addition, completed the previously announced sale of 52 branches in Indiana, Ohio, Michigan and part of Wisconsin in fourth quarter 2018

•	Home Lending

◦
Originations of $38 billion, down from $46 billion in the prior quarter, primarily due to seasonality; included home equity originations of $673 million, down 6 percent from the prior quarter and up 14 percent from the prior year

◦	Applications of $48 billion, down from $57 billion in the prior quarter

◦	Application pipeline of $18 billion at quarter end, down from $22 billion at September 30, 2018

◦	Production margin on residential held-for-sale mortgage loan originations[4] of 0.89 percent, down from 0.97 percent in the prior quarter, primarily due to lower retail margins

•	Automobile originations of $4.7 billion in the fourth quarter, up 9 percent from the prior year

•	Student loan originations of $258 million in fourth quarter 2018, up 16 percent from the prior year

•	Small Business Lending[10] originations of $595 million, up 19 percent from the prior year

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of November 2018, comparisons with November 2017.
8 Combined consumer and business debit card purchase volume dollars.
9 Primarily includes retail banking, consumer lending, small business and business banking customers.
10 Small Business Lending includes credit card, lines of credit and loan products (primarily under $100,000 sold through our retail banking branches).

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Principal Investments, Treasury Management, and Commercial Capital.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
Total revenue	$6,926	7,304	7,440
Provision (reversal of provision) for credit losses	(28)	26	20
Noninterest expense	4,025	3,935	4,187
Segment net income	2,671	2,851	2,373
(in billions)
Average loans	470.2	462.8	463.5
Average assets	839.1	827.2	837.2
Average deposits	421.6	413.6	465.7
Fourth Quarter 2018 vs. Third Quarter 2018

•	Net income of $2.7 billion, down $180 million, or 6 percent

•
Revenue of $6.9 billion decreased $378 million, or 5 percent, as higher net interest income, commercial real estate brokerage and other fees were more than offset by lower market sensitive revenue, investment banking fees and other income

•	Noninterest expense of $4.0 billion increased $90 million, or 2 percent, reflecting higher operating lease expense, partially offset by lower FDIC expense

•	Provision for credit losses decreased $54 million, driven primarily by higher recoveries
Fourth Quarter 2018 vs. Fourth Quarter 2017

•	Net income increased $298 million, or 13 percent, as fourth quarter 2018 results benefited from a lower effective income tax rate

•
Revenue decreased $514 million, or 7 percent, largely due to the impact of the sales of Wells Fargo Insurance Services USA (WFIS) in fourth quarter 2017 and Wells Fargo Shareowner Services in first quarter 2018, as well as lower market sensitive revenue, operating lease income and treasury management fees, partially offset by increases related to losses taken in fourth quarter 2017 from adjustments to leveraged leases and other tax advantaged businesses due to the Tax Act

•
Noninterest expense decreased $162 million, or 4 percent, on lower expense related to the sales of WFIS and Wells Fargo Shareowner Services, as well as lower project-related expense and FDIC expense, partially offset by higher regulatory, risk and technology expense

Business Metrics and Highlights

•
Commercial card spend volume[11] of $8.6 billion, up 11 percent from the prior year on increased transaction volumes primarily reflecting customer growth, and up 5 percent compared with third quarter 2018

•	U.S. investment banking market share of 3.2 percent in 2018[12], compared with 3.6 percent in 2017[12]
11 Includes commercial card volume for the entire company.
12 Source: Dealogic U.S. investment banking fee market share.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
Total revenue	$3,957	4,226	4,333
Provision (reversal of provision) for credit losses	(3)	6	(7)
Noninterest expense	3,044	3,243	3,246
Segment net income	689	732	675
(in billions)
Average loans	75.2	74.6	72.9
Average assets	83.6	83.8	83.7
Average deposits	155.5	159.8	184.1
Fourth Quarter 2018 vs. Third Quarter 2018

•	Net income of $689 million, down $43 million, or 6 percent

•
Revenue of $4.0 billion decreased $269 million, or 6 percent, mostly due to net losses from equity securities on lower deferred compensation plan investment results of $218 million (offset in employee benefits expense) and lower asset-based fees

•
Noninterest expense of $3.0 billion decreased $199 million, or 6 percent, primarily driven by lower employee benefits from deferred compensation plan expense of $216 million (offset in deferred compensation plan investments)

Fourth Quarter 2018 vs. Fourth Quarter 2017

•	Net income up $14 million, or 2 percent, as fourth quarter 2018 results benefited from a lower effective income tax rate

•
Revenue decreased $376 million, or 9 percent, primarily driven by lower deferred compensation plan investment results of $235 million (offset in employee benefits expense), asset-based fees, brokerage transaction revenue, and net interest income

•
Noninterest expense decreased $202 million, or 6 percent, primarily due to lower employee benefits from deferred compensation plan expense of $234 million (offset in deferred compensation plan investments) and lower FDIC expense, partially offset by higher regulatory, risk and technology expense

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.7 trillion, down 10 percent from a year ago, driven primarily by lower market valuations, as well as net outflows

•	Average loan balances up 3 percent from a year ago largely due to growth in nonconforming mortgage loans

•	Full year 2018 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $10.1 billion, down 2 percent compared with 2017
Retail Brokerage

•	Client assets of $1.5 trillion, down 10 percent from prior year, driven primarily by lower market valuations, as well as net outflows

•	Advisory assets of $501 billion, down 8 percent from prior year, driven primarily by lower market valuations, as well as net outflows
Wealth Management

•	Client assets of $224 billion, down 10 percent from prior year, driven primarily by lower market valuations, as well as lower deposit balances
Asset Management

•
Total assets under management (AUM) of $466 billion, down 8 percent from prior year, primarily due to equity and fixed income net outflows, the sale of Wells Fargo Asset Management's ownership stake in The Rock Creek Group, LP and removal of the associated AUM, and lower market valuations, partially offset by higher money market fund net inflows

Retirement

•	IRA assets of $373 billion, down 9 percent from prior year

•	Institutional Retirement plan assets of $364 billion, down 8 percent from prior year

Conference Call
The Company will host a live conference call on Tuesday, January 15, at 7:00 a.m. PT (10:00 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~7179357.

A replay of the conference call will be available beginning at 11:00 a.m. PT (2:00 p.m. ET) on Tuesday, January 15 through Tuesday, January 29. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #7179357. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~7179357.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,800 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 37 countries and territories to support customers who conduct business in the global economy. With approximately 259,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2018 rankings of America’s largest corporations.

Media
Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Dec 31, 2018 from		Year ended
($ in millions, except per share amounts)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017	Sep 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017	% Change
For the Period
Wells Fargo net income	$6,064	6,007	6,151	1%	(1)	$22,393	22,183	1%
Wells Fargo net income applicable to common stock	5,711	5,453	5,740	5	(1)	20,689	20,554	1
Diluted earnings per common share	1.21	1.13	1.16	7	4	4.28	4.10	4
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.28%	1.27	1.26	1	2	1.19%	1.15	3
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.89	12.04	12.47	7	3	11.53	11.35	2
Return on average tangible common equity (ROTCE)(1)	15.39	14.33	14.85	7	4	13.73	13.55	1
Efficiency ratio (2)	63.6	62.7	76.2	1	(17)	65.0	66.2	(2)
Total revenue	$20,980	21,941	22,050	(4)	(5)	$86,408	88,389	(2)
Pre-tax pre-provision profit (PTPP) (3)	7,641	8,178	5,250	(7)	46	30,282	29,905	1
Dividends declared per common share	0.43	0.43	0.39	—	10	1.64	1.54	6
Average common shares outstanding	4,665.8	4,784.0	4,912.5	(2)	(5)	4,799.7	4,964.6	(3)
Diluted average common shares outstanding	4,700.8	4,823.2	4,963.1	(3)	(5)	4,838.4	5,017.3	(4)
Average loans	$946,336	939,462	951,822	1	(1)	$945,197	956,129	(1)
Average assets	1,879,047	1,876,283	1,935,318	—	(3)	1,888,892	1,933,005	(2)
Average total deposits	1,268,948	1,266,378	1,311,592	—	(3)	1,275,857	1,304,622	(2)
Average consumer and small business banking deposits (4)	736,295	743,503	757,541	(1)	(3)	747,183	758,271	(1)
Net interest margin	2.94%	2.94	2.84	—	4	2.91%	2.87	1
At Period End
Debt securities (5)	$484,689	472,283	473,366	3	2	$484,689	473,366	2
Loans	953,110	942,300	956,770	1	—	953,110	956,770	—
Allowance for loan losses	9,775	10,021	11,004	(2)	(11)	9,775	11,004	(11)
Goodwill	26,418	26,425	26,587	—	(1)	26,418	26,587	(1)
Equity securities (5)	55,148	61,755	62,497	(11)	(12)	55,148	62,497	(12)
Assets	1,895,883	1,872,981	1,951,757	1	(3)	1,895,883	1,951,757	(3)
Deposits	1,286,170	1,266,594	1,335,991	2	(4)	1,286,170	1,335,991	(4)
Common stockholders' equity	174,359	176,934	183,134	(1)	(5)	174,359	183,134	(5)
Wells Fargo stockholders’ equity	196,166	198,741	206,936	(1)	(5)	196,166	206,936	(5)
Total equity	197,066	199,679	208,079	(1)	(5)	197,066	208,079	(5)
Tangible common equity (1)	145,980	148,391	153,730	(2)	(5)	145,980	153,730	(5)
Common shares outstanding	4,581.3	4,711.6	4,891.6	(3)	(6)	4,581.3	4,891.6	(6)
Book value per common share (6)	$38.06	37.55	37.44	1	2	$38.06	37.44	2
Tangible book value per common share (1)(6)	31.86	31.49	31.43	1	1	31.86	31.43	1
Team members (active, full-time equivalent)	258,700	261,700	262,700	(1)	(2)	258,700	262,700	(2)

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for the prior periods of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of Accounting Standards Update (ASU) 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
For the Quarter
Wells Fargo net income	$6,064	6,007	5,186	5,136	6,151
Wells Fargo net income applicable to common stock	5,711	5,453	4,792	4,733	5,740
Diluted earnings per common share	1.21	1.13	0.98	0.96	1.16
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.28%	1.27	1.10	1.09	1.26
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.89	12.04	10.60	10.58	12.47
Return on average tangible common equity (ROTCE)(1)	15.39	14.33	12.62	12.62	14.85
Efficiency ratio (2)	63.6	62.7	64.9	68.6	76.2
Total revenue	$20,980	21,941	21,553	21,934	22,050
Pre-tax pre-provision profit (PTPP) (3)	7,641	8,178	7,571	6,892	5,250
Dividends declared per common share	0.43	0.43	0.39	0.39	0.39
Average common shares outstanding	4,665.8	4,784.0	4,865.8	4,885.7	4,912.5
Diluted average common shares outstanding	4,700.8	4,823.2	4,899.8	4,930.7	4,963.1
Average loans	$946,336	939,462	944,079	951,024	951,822
Average assets	1,879,047	1,876,283	1,884,884	1,915,896	1,935,318
Average total deposits	1,268,948	1,266,378	1,271,339	1,297,178	1,311,592
Average consumer and small business banking deposits (4)	736,295	743,503	754,047	755,483	757,541
Net interest margin	2.94%	2.94	2.93	2.84	2.84
At Quarter End
Debt securities (5)	$484,689	472,283	475,495	472,968	473,366
Loans	953,110	942,300	944,265	947,308	956,770
Allowance for loan losses	9,775	10,021	10,193	10,373	11,004
Goodwill	26,418	26,425	26,429	26,445	26,587
Equity securities (5)	55,148	61,755	57,505	58,935	62,497
Assets	1,895,883	1,872,981	1,879,700	1,915,388	1,951,757
Deposits	1,286,170	1,266,594	1,268,864	1,303,689	1,335,991
Common stockholders' equity	174,359	176,934	181,386	181,150	183,134
Wells Fargo stockholders’ equity	196,166	198,741	205,188	204,952	206,936
Total equity	197,066	199,679	206,069	205,910	208,079
Tangible common equity (1)	145,980	148,391	152,580	151,878	153,730
Common shares outstanding	4,581.3	4,711.6	4,849.1	4,873.9	4,891.6
Book value per common share (6)	$38.06	37.55	37.41	37.17	37.44
Tangible book value per common share (1)(6)	31.86	31.49	31.47	31.16	31.43
Team members (active, full-time equivalent)	258,700	261,700	264,500	265,700	262,700

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for the quarter ended December 31, 2017, has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions, except per share amounts)	2018	2017	Change	2018	2017	Change
Interest income
Debt securities (1)	$3,803	3,294	15%	$14,406	12,946	11%
Mortgage loans held for sale	190	196	(3)	777	786	(1)
Loans held for sale (1)	33	12	175	140	50	180
Loans	11,367	10,367	10	43,974	41,388	6
Equity securities (1)	260	239	9	992	799	24
Other interest income (1)	1,268	850	49	4,358	2,940	48
Total interest income	16,921	14,958	13	64,647	58,909	10
Interest expense
Deposits	1,765	931	90	5,622	3,013	87
Short-term borrowings	546	255	114	1,717	758	127
Long-term debt	1,802	1,344	34	6,703	5,157	30
Other interest expense	164	115	43	610	424	44
Total interest expense	4,277	2,645	62	14,652	9,352	57
Net interest income	12,644	12,313	3	49,995	49,557	1
Provision for credit losses	521	651	(20)	1,744	2,528	(31)
Net interest income after provision for credit losses	12,123	11,662	4	48,251	47,029	3
Noninterest income
Service charges on deposit accounts	1,176	1,246	(6)	4,716	5,111	(8)
Trust and investment fees	3,520	3,687	(5)	14,509	14,495	—
Card fees	981	996	(2)	3,907	3,960	(1)
Other fees	888	913	(3)	3,384	3,557	(5)
Mortgage banking	467	928	(50)	3,017	4,350	(31)
Insurance	109	223	(51)	429	1,049	(59)
Net gains (losses) from trading activities (1)	10	(1)	NM	602	542	11
Net gains on debt securities	9	157	(94)	108	479	(77)
Net gains from equity securities (1)	21	572	(96)	1,515	1,779	(15)
Lease income	402	458	(12)	1,753	1,907	(8)
Other	753	558	35	2,473	1,603	54
Total noninterest income	8,336	9,737	(14)	36,413	38,832	(6)
Noninterest expense
Salaries	4,545	4,403	3	17,834	17,363	3
Commission and incentive compensation	2,427	2,665	(9)	10,264	10,442	(2)
Employee benefits	706	1,293	(45)	4,926	5,566	(11)
Equipment	643	608	6	2,444	2,237	9
Net occupancy	735	715	3	2,888	2,849	1
Core deposit and other intangibles	264	288	(8)	1,058	1,152	(8)
FDIC and other deposit assessments	153	312	(51)	1,110	1,287	(14)
Other	3,866	6,516	(41)	15,602	17,588	(11)
Total noninterest expense	13,339	16,800	(21)	56,126	58,484	(4)
Income before income tax expense	7,120	4,599	55	28,538	27,377	4
Income tax expense (benefit)	966	(1,642)	NM	5,662	4,917	15
Net income before noncontrolling interests	6,154	6,241	(1)	22,876	22,460	2
Less: Net income from noncontrolling interests	90	90	—	483	277	74
Wells Fargo net income	$6,064	6,151	(1)	$22,393	22,183	1
Less: Preferred stock dividends and other	353	411	(14)	1,704	1,629	5
Wells Fargo net income applicable to common stock	$5,711	5,740	(1)	$20,689	20,554	1
Per share information
Earnings per common share	$1.22	1.17	4	$4.31	4.14	4
Diluted earnings per common share	1.21	1.16	4	4.28	4.10	4
Average common shares outstanding	4,665.8	4,912.5	(5)	4,799.7	4,964.6	(3)
Diluted average common shares outstanding	4,700.8	4,963.1	(5)	4,838.4	5,017.3	(4)
NM - Not meaningful

(1)
Financial information for the prior periods of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Interest income
Debt securities (1)	$3,803	3,595	3,594	3,414	3,294
Mortgage loans held for sale	190	210	198	179	196
Loans held for sale (1)	33	35	48	24	12
Loans	11,367	11,116	10,912	10,579	10,367
Equity securities (1)	260	280	221	231	239
Other interest income (1)	1,268	1,128	1,042	920	850
Total interest income	16,921	16,364	16,015	15,347	14,958
Interest expense
Deposits	1,765	1,499	1,268	1,090	931
Short-term borrowings	546	462	398	311	255
Long-term debt	1,802	1,667	1,658	1,576	1,344
Other interest expense	164	164	150	132	115
Total interest expense	4,277	3,792	3,474	3,109	2,645
Net interest income	12,644	12,572	12,541	12,238	12,313
Provision for credit losses	521	580	452	191	651
Net interest income after provision for credit losses	12,123	11,992	12,089	12,047	11,662
Noninterest income
Service charges on deposit accounts	1,176	1,204	1,163	1,173	1,246
Trust and investment fees	3,520	3,631	3,675	3,683	3,687
Card fees	981	1,017	1,001	908	996
Other fees	888	850	846	800	913
Mortgage banking	467	846	770	934	928
Insurance	109	104	102	114	223
Net gains (losses) from trading activities (1)	10	158	191	243	(1)
Net gains on debt securities	9	57	41	1	157
Net gains from equity securities (1)	21	416	295	783	572
Lease income	402	453	443	455	458
Other	753	633	485	602	558
Total noninterest income	8,336	9,369	9,012	9,696	9,737
Noninterest expense
Salaries	4,545	4,461	4,465	4,363	4,403
Commission and incentive compensation	2,427	2,427	2,642	2,768	2,665
Employee benefits	706	1,377	1,245	1,598	1,293
Equipment	643	634	550	617	608
Net occupancy	735	718	722	713	715
Core deposit and other intangibles	264	264	265	265	288
FDIC and other deposit assessments	153	336	297	324	312
Other	3,866	3,546	3,796	4,394	6,516
Total noninterest expense	13,339	13,763	13,982	15,042	16,800
Income before income tax expense	7,120	7,598	7,119	6,701	4,599
Income tax expense (benefit)	966	1,512	1,810	1,374	(1,642)
Net income before noncontrolling interests	6,154	6,086	5,309	5,327	6,241
Less: Net income from noncontrolling interests	90	79	123	191	90
Wells Fargo net income	$6,064	6,007	5,186	5,136	6,151
Less: Preferred stock dividends and other	353	554	394	403	411
Wells Fargo net income applicable to common stock	$5,711	5,453	4,792	4,733	5,740
Per share information
Earnings per common share	$1.22	1.14	0.98	0.97	1.17
Diluted earnings per common share	1.21	1.13	0.98	0.96	1.16
Average common shares outstanding	4,665.8	4,784.0	4,865.8	4,885.7	4,912.5
Diluted average common shares outstanding	4,700.8	4,823.2	4,899.8	4,930.7	4,963.1

(1)
Financial information for the quarter ended December 31, 2017, has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2018	2017	Change	2018	2017	Change
Wells Fargo net income	$6,064	6,151	(1)%	$22,393	22,183	1%
Other comprehensive income (loss), before tax:
Debt securities (1):
Net unrealized gains (losses) arising during the period	1,035	(106)	NM	(4,493)	2,719	NM
Reclassification of net (gains) losses to net income	80	(215)	NM	248	(737)	NM
Derivatives and hedging activities:
Net unrealized losses arising during the period	(116)	(558)	(79)	(532)	(540)	(1)
Reclassification of net (gains) losses to net income	78	(83)	NM	294	(543)	NM
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	(440)	45	NM	(434)	49	NM
Amortization of net actuarial loss, settlements and other to net income	163	33	394	253	153	65
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(62)	10	NM	(156)	96	NM
Other comprehensive income (loss), before tax	738	(874)	NM	(4,820)	1,197	NM
Income tax benefit (expense) related to other comprehensive income	(202)	319	NM	1,144	(434)	NM
Other comprehensive income (loss), net of tax	536	(555)	NM	(3,676)	763	NM
Less: Other comprehensive loss from noncontrolling interests	(1)	(33)	(97)	(2)	(62)	(97)
Wells Fargo other comprehensive income (loss), net of tax	537	(522)	NM	(3,674)	825	NM
Wells Fargo comprehensive income	6,601	5,629	17	18,719	23,008	(19)
Comprehensive income from noncontrolling interests	89	57	56	481	215	124
Total comprehensive income	$6,690	5,686	18	$19,200	23,223	(17)
NM – Not meaningful

(1)
The quarter and year ended December 31, 2017, includes net unrealized gains (losses) arising during the period from equity securities of ($31) million and $81 million and reclassification of net (gains) losses to net income related to equity securities of ($133) million and ($456) million, respectively. With the adoption in first quarter 2018 of ASU 2016-01, the quarter and year ended December 31, 2018, reflects net unrealized gains (losses) arising during the period and reclassification of net (gains) losses to net income from only debt securities.

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Balance, beginning of period	$199,679	206,069	205,910	208,079	206,617
Cumulative effect from change in accounting policies (1)	—	—	—	(24)	—
Wells Fargo net income	6,064	6,007	5,186	5,136	6,151
Wells Fargo other comprehensive income (loss), net of tax	537	(1,012)	(540)	(2,659)	(522)
Noncontrolling interests	(38)	57	(77)	(178)	247
Common stock issued	239	156	73	1,208	436
Common stock repurchased (2)	(7,299)	(7,382)	(2,923)	(3,029)	(2,845)
Preferred stock redeemed (3)	—	(2,150)	—	—	—
Preferred stock released by ESOP	268	260	490	231	218
Common stock warrants repurchased/exercised	(131)	(36)	(1)	(157)	(46)
Common stock dividends	(2,016)	(2,062)	(1,900)	(1,911)	(1,920)
Preferred stock dividends	(353)	(399)	(394)	(410)	(411)
Stock incentive compensation expense	144	202	258	437	206
Net change in deferred compensation and related plans	(28)	(31)	(13)	(813)	(52)
Balance, end of period	$197,066	199,679	206,069	205,910	208,079

(1)	The cumulative effect for the quarter ended March 31, 2018, reflects the impact of the adoption in first quarter 2018 of ASU 2016-04, ASU 2016-01 and ASU 2014-09.

(2)	For the quarter ended June 30, 2018, includes $1.0 billion related to a private forward repurchase transaction that settled in third quarter 2018 for 18.8 million shares of common stock.

(3)	Represents the impact of the redemption of preferred stock, Series J, in third quarter 2018.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2018			2017
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks (3)	$150,091	2.18%	$825	189,114	1.27%	$605
Federal funds sold and securities purchased under resale agreements (3)	76,108	2.22	426	75,826	1.20	230
Debt securities (4):
Trading debt securities (5)	90,110	3.52	794	81,580	3.17	647
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	7,195	1.80	32	6,423	1.66	27
Securities of U.S. states and political subdivisions	47,618	4.05	483	52,390	3.91	513
Mortgage-backed securities:
Federal agencies	155,322	2.91	1,128	152,910	2.62	1,000
Residential and commercial	6,666	4.87	81	9,371	4.85	114
Total mortgage-backed securities	161,988	2.99	1,209	162,281	2.75	1,114
Other debt securities (5)	46,072	4.46	518	48,679	3.62	443
Total available-for-sale debt securities (5)	262,873	3.41	2,242	269,773	3.10	2,097
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,747	2.19	247	44,716	2.19	246
Securities of U.S. states and political subdivisions	6,247	4.34	67	6,263	5.26	83
Federal agency and other mortgage-backed securities	95,748	2.46	589	89,622	2.25	503
Other debt securities	68	3.65	1	1,194	2.64	8
Total held-to-maturity debt securities	146,810	2.46	904	141,795	2.36	840
Total debt securities (5)	499,793	3.15	3,940	493,148	2.90	3,584
Mortgage loans held for sale (6)	17,044	4.46	190	20,517	3.82	196
Loans held for sale (5)(6)	1,992	6.69	33	1,490	3.19	12
Commercial loans:
Commercial and industrial - U.S.	281,431	4.40	3,115	270,294	3.89	2,649
Commercial and industrial - Non U.S.	62,035	3.73	584	59,233	2.96	442
Real estate mortgage	120,404	4.51	1,369	127,199	3.88	1,244
Real estate construction	23,090	5.32	310	24,408	4.38	270
Lease financing	19,519	4.48	219	19,226	0.62	31
Total commercial loans	506,479	4.39	5,597	500,360	3.68	4,636
Consumer loans:
Real estate 1-4 family first mortgage	285,260	4.02	2,868	281,966	4.01	2,826
Real estate 1-4 family junior lien mortgage	34,844	5.60	491	40,379	4.96	505
Credit card	37,858	12.69	1,211	36,428	12.37	1,136
Automobile	45,536	5.16	592	54,323	5.13	702
Other revolving credit and installment	36,359	6.95	637	38,366	6.28	607
Total consumer loans	439,857	5.25	5,799	451,462	5.10	5,776
Total loans (6)	946,336	4.79	11,396	951,822	4.35	10,412
Equity securities (5)	37,412	2.79	261	38,001	2.60	246
Other (5)	4,074	1.78	18	7,103	0.88	16
Total earning assets (5)	$1,732,850	3.93%	$17,089	1,777,021	3.43%	$15,301
Funding sources
Deposits:
Interest-bearing checking	$53,983	1.21%	$165	50,483	0.68%	$86
Market rate and other savings	689,639	0.43	741	679,893	0.19	319
Savings certificates	21,955	0.87	48	20,920	0.31	17
Other time deposits	92,676	2.46	575	68,187	1.49	255
Deposits in foreign offices	56,098	1.66	236	124,597	0.81	254
Total interest-bearing deposits	914,351	0.77	1,765	944,080	0.39	931
Short-term borrowings	105,962	2.04	546	102,142	0.99	256
Long-term debt	226,591	3.17	1,802	231,598	2.32	1,344
Other liabilities	27,365	2.41	164	24,728	1.86	115
Total interest-bearing liabilities	1,274,269	1.34	4,277	1,302,548	0.81	2,646
Portion of noninterest-bearing funding sources (5)	458,581	—	—	474,473	—	—
Total funding sources (5)	$1,732,850	0.99	4,277	1,777,021	0.59	2,646
Net interest margin and net interest income on a taxable-equivalent basis (7)		2.94%	$12,812		2.84%	$12,655
Noninterest-earning assets
Cash and due from banks	$19,288			19,152
Goodwill	26,423			26,579
Other (5)	100,486			112,566
Total noninterest-earning assets (5)	$146,197			158,297
Noninterest-bearing funding sources
Deposits	$354,597			367,512
Other liabilities	51,739			57,845
Total equity	198,442			207,413
Noninterest-bearing funding sources used to fund earning assets (5)	(458,581)			(474,473)
Net noninterest-bearing funding sources (5)	$146,197			158,297
Total assets	$1,879,047			1,935,318

(1)
Our average prime rate was 5.28% and 4.30% for the quarters ended December 31, 2018 and 2017, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.62% and 1.46% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Nonaccrual loans and related income are included in their respective loan categories.

(7)
Includes taxable-equivalent adjustments of $168 million and $342 million for the quarters ended December 31, 2018 and 2017, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 21% and 35% for the quarters ended December 31, 2018 and 2017, respectively.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2018			2017
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks (3)	$156,366	1.82%	$2,854	201,864	1.07%	$2,162
Federal funds sold and securities purchased under resale agreements (3)	78,547	1.82	1,431	74,697	0.98	735
Debt securities (4):
Trading debt securities (5)	83,526	3.42	2,856	74,475	3.16	2,356
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,618	1.70	112	15,966	1.49	239
Securities of U.S. states and political subdivisions	47,884	3.77	1,806	52,658	3.95	2,082
Mortgage-backed securities:
Federal agencies	156,052	2.79	4,348	145,310	2.60	3,782
Residential and commercial	7,769	4.62	358	11,839	5.33	631
Total mortgage-backed securities	163,821	2.87	4,706	157,149	2.81	4,413
Other debt securities (5)	46,875	4.22	1,980	48,714	3.68	1,794
Total available-for-sale debt securities (5)	265,198	3.24	8,604	274,487	3.11	8,528
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,735	2.19	980	44,705	2.19	979
Securities of U.S. states and political subdivisions	6,253	4.34	271	6,268	5.32	334
Federal agency and other mortgage-backed securities	94,216	2.36	2,221	78,330	2.34	1,832
Other debt securities	361	4.00	15	2,194	2.50	55
Total held-to-maturity debt securities	145,565	2.40	3,487	131,497	2.43	3,200
Total debt securities (5)	494,289	3.02	14,947	480,459	2.93	14,084
Mortgage loans held for sale (6)	18,394	4.22	777	20,780	3.78	786
Loans held for sale (5)(6)	2,526	5.56	140	1,487	3.40	50
Commercial loans:
Commercial and industrial - U.S.	275,656	4.16	11,465	272,034	3.75	10,196
Commercial and industrial - Non U.S.	60,718	3.53	2,143	57,198	2.86	1,639
Real estate mortgage	122,947	4.29	5,279	129,990	3.74	4,859
Real estate construction	23,609	4.94	1,167	24,813	4.10	1,017
Lease financing	19,392	4.74	919	19,128	3.74	715
Total commercial loans	502,322	4.18	20,973	503,163	3.66	18,426
Consumer loans:
Real estate 1-4 family first mortgage	284,178	4.04	11,481	277,751	4.03	11,206
Real estate 1-4 family junior lien mortgage	36,687	5.38	1,975	42,780	4.82	2,062
Credit card	36,780	12.72	4,678	35,600	12.23	4,355
Automobile	48,115	5.18	2,491	57,900	5.34	3,094
Other revolving credit and installment	37,115	6.70	2,488	38,935	6.18	2,408
Total consumer loans	442,875	5.22	23,113	452,966	5.11	23,125
Total loans (6)	945,197	4.66	44,086	956,129	4.35	41,551
Equity securities (5)	38,092	2.62	999	36,105	2.27	821
Other (5)	5,071	1.46	74	5,069	0.85	44
Total earning assets (5)	$1,738,482	3.76%	$65,308	1,776,590	3.40%	$60,233
Funding sources
Deposits:
Interest-bearing checking	$63,243	0.96%	$606	49,474	0.49%	$242
Market rate and other savings	684,882	0.31	2,157	682,053	0.14	983
Savings certificates	20,653	0.57	118	22,190	0.30	67
Other time deposits	84,822	2.25	1,906	61,625	1.43	880
Deposits in foreign offices	63,945	1.30	835	123,816	0.68	841
Total interest-bearing deposits	917,545	0.61	5,622	939,158	0.32	3,013
Short-term borrowings	104,267	1.65	1,719	98,922	0.77	761
Long-term debt	224,268	2.99	6,703	246,195	2.09	5,157
Other liabilities	27,648	2.21	610	21,872	1.94	424
Total interest-bearing liabilities	1,273,728	1.15	14,654	1,306,147	0.72	9,355
Portion of noninterest-bearing funding sources (5)	464,754	—	—	470,443	—	—
Total funding sources (5)	$1,738,482	0.85	14,654	1,776,590	0.53	9,355
Net interest margin and net interest income on a taxable-equivalent basis (7)		2.91%	$50,654		2.87%	$50,878
Noninterest-earning assets
Cash and due from banks	$18,777			18,622
Goodwill	26,453			26,629
Other (5)	105,180			111,164
Total noninterest-earning assets (5)	$150,410			156,415
Noninterest-bearing funding sources
Deposits	$358,312			365,464
Other liabilities	53,496			55,740
Total equity	203,356			205,654
Noninterest-bearing funding sources used to fund earning assets (5)	(464,754)			(470,443)
Net noninterest-bearing funding sources (5)	$150,410			156,415
Total assets	$1,888,892			1,933,005

(1)	Our average prime rate was 4.91% and 4.10% for 2018 and 2017, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.31% and 1.26% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)	Yields and rates are based on interest income/expense amounts for the period. The average balance amounts represent amortized cost for the periods presented.

(5)
Financial information for the year ended December 31, 2017, has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Nonaccrual loans and related income are included in their respective loan categories.

(7)
Includes taxable-equivalent adjustments of $659 million and $1.3 billion for 2018 and 2017, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 21% and 35% for the years ended 2018 and 2017, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Dec 31, 2018		Sep 30, 2018		Jun 30, 2018		Mar 31, 2018		Dec 31, 2017
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks (3)	$150.1	2.18%	$148.6	1.93%	$154.8	1.75%	$172.3	1.49%	$189.1	1.27%
Federal funds sold and securities purchased under resale agreements (3)	76.1	2.22	79.9	1.93	80.0	1.73	78.1	1.40	75.8	1.20
Debt securities (4):
Trading debt securities (5)	90.1	3.52	84.5	3.45	80.7	3.45	78.7	3.24	81.6	3.17
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	7.2	1.80	6.4	1.65	6.4	1.66	6.4	1.66	6.4	1.66
Securities of U.S. states and political subdivisions	47.6	4.05	46.6	3.76	47.4	3.91	50.0	3.37	52.4	3.91
Mortgage-backed securities:
Federal agencies	155.3	2.91	155.5	2.77	154.9	2.75	158.4	2.72	152.9	2.62
Residential and commercial	6.7	4.87	7.3	4.68	8.2	4.86	8.9	4.12	9.4	4.85
Total mortgage-backed securities	162.0	2.99	162.8	2.86	163.1	2.86	167.3	2.79	162.3	2.75
Other debt securities (5)	46.1	4.46	46.4	4.39	47.1	4.33	48.1	3.73	48.6	3.62
Total available-for-sale debt securities (5)	262.9	3.41	262.2	3.26	264.0	3.28	271.8	3.04	269.7	3.10
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44.7	2.19	44.7	2.18	44.7	2.19	44.7	2.20	44.7	2.19
Securities of U.S. states and political subdivisions	6.2	4.34	6.3	4.33	6.3	4.34	6.3	4.34	6.3	5.26
Federal agency and other mortgage-backed securities	95.8	2.46	95.3	2.27	94.9	2.33	90.8	2.38	89.6	2.25
Other debt securities	0.1	3.65	0.1	5.61	0.6	4.66	0.7	3.23	1.2	2.64
Total held-to-maturity debt securities	146.8	2.46	146.4	2.33	146.5	2.38	142.5	2.42	141.8	2.36
Total debt securities (5)	499.8	3.15	493.1	3.02	491.2	3.04	493.0	2.89	493.1	2.90
Mortgage loans held for sale	17.0	4.46	19.3	4.33	18.8	4.22	18.4	3.89	20.5	3.82
Loans held for sale (5)	2.0	6.69	2.6	5.28	3.5	5.48	2.0	4.92	1.5	3.19
Commercial loans:
Commercial and industrial - U.S.	281.4	4.40	273.8	4.22	275.3	4.16	272.0	3.85	270.3	3.89
Commercial and industrial - Non U.S.	62.0	3.73	60.9	3.63	59.7	3.51	60.2	3.23	59.2	2.96
Real estate mortgage	120.4	4.51	121.3	4.35	124.0	4.27	126.2	4.05	127.2	3.88
Real estate construction	23.1	5.32	23.3	5.05	23.6	4.88	24.4	4.54	24.4	4.38
Lease financing	19.5	4.48	19.5	4.69	19.3	4.48	19.4	5.30	19.3	0.62
Total commercial loans	506.4	4.39	498.8	4.24	501.9	4.15	502.2	3.91	500.4	3.68
Consumer loans:
Real estate 1-4 family first mortgage	285.3	4.02	284.1	4.07	283.1	4.06	284.2	4.02	282.0	4.01
Real estate 1-4 family junior lien mortgage	34.8	5.60	35.9	5.50	37.2	5.32	38.8	5.13	40.4	4.96
Credit card	37.9	12.69	36.9	12.77	35.9	12.66	36.4	12.75	36.4	12.37
Automobile	45.5	5.16	47.0	5.20	48.6	5.18	51.5	5.16	54.3	5.13
Other revolving credit and installment	36.4	6.95	36.8	6.78	37.4	6.62	37.9	6.46	38.3	6.28
Total consumer loans	439.9	5.25	440.7	5.26	442.2	5.20	448.8	5.16	451.4	5.10
Total loans	946.3	4.79	939.5	4.72	944.1	4.64	951.0	4.50	951.8	4.35
Equity securities (5)	37.4	2.79	37.9	2.98	37.3	2.38	39.8	2.35	38.0	2.60
Other (5)	4.2	1.78	4.7	1.47	5.6	1.48	6.0	1.21	7.2	0.88
Total earning assets (5)	$1,732.9	3.93%	$1,725.6	3.81%	$1,735.3	3.73%	$1,760.6	3.55%	$1,777.0	3.43%
Funding sources
Deposits:
Interest-bearing checking	$54.0	1.21%	$51.2	1.01%	$80.3	0.90%	$67.8	0.77%	$50.5	0.68%
Market rate and other savings	689.6	0.43	693.9	0.35	676.7	0.26	679.1	0.22	679.9	0.19
Savings certificates	22.0	0.87	20.6	0.62	20.0	0.43	20.0	0.34	20.9	0.31
Other time deposits	92.6	2.46	87.8	2.35	82.1	2.26	76.6	1.84	68.2	1.49
Deposits in foreign offices	56.1	1.66	53.9	1.50	51.5	1.30	94.8	0.98	124.6	0.81
Total interest-bearing deposits	914.3	0.77	907.4	0.66	910.6	0.56	938.3	0.47	944.1	0.39
Short-term borrowings	106.0	2.04	105.5	1.74	103.8	1.54	101.8	1.24	102.1	0.99
Long-term debt	226.6	3.17	220.7	3.02	223.8	2.97	226.0	2.80	231.6	2.32
Other liabilities	27.4	2.41	27.0	2.40	28.2	2.12	27.9	1.92	24.7	1.86
Total interest-bearing liabilities	1,274.3	1.34	1,260.6	1.20	1,266.4	1.10	1,294.0	0.97	1,302.5	0.81
Portion of noninterest-bearing funding sources (5)	458.6	—	465.0	—	468.9	—	466.6	—	474.5	—
Total funding sources (5)	$1,732.9	0.99	$1,725.6	0.87	$1,735.3	0.80	$1,760.6	0.71	$1,777.0	0.59
Net interest margin on a taxable-equivalent basis		2.94%		2.94%		2.93%		2.84%		2.84%
Noninterest-earning assets
Cash and due from banks	$19.3		18.4		18.6		18.9		19.2
Goodwill	26.4		26.4		26.4		26.5		26.6
Other (5)	100.4		105.9		104.6		109.9		112.5
Total noninterest-earnings assets (5)	$146.1		150.7		149.6		155.3		158.3
Noninterest-bearing funding sources
Deposits	$354.6		359.0		360.7		358.9		367.5
Other liabilities (5)	51.7		53.9		51.7		56.8		57.9
Total equity	198.4		202.8		206.1		206.2		207.4
Noninterest-bearing funding sources used to fund earning assets (5)	(458.6)		(465.0)		(468.9)		(466.6)		(474.5)
Net noninterest-bearing funding sources (5)	$146.1		150.7		149.6		155.3		158.3
Total assets	$1,879.0		1,876.3		1,884.9		1,915.9		1,935.3

(1)
Our average prime rate was 5.28% for the quarter ended December 31, 2018, 5.01% for the quarter ended September 30,2018, 4.80% for the quarter ended June 30, 2018, 4.52% for the quarter ended March 31, 2018 and 4.30% for the quarter ended December 31, 2017. The average three-month London Interbank Offered Rate (LIBOR) was 2.62%, 2.34%, 2.34%, 1.93% and 1.46% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the quarter ended December 31, 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)
Financial information for the quarter ended December 31, 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2018	2017	Change	2018	2017	Change
Service charges on deposit accounts	$1,176	1,246	(6)%	$4,716	5,111	(8)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,345	2,401	(2)	9,436	9,358	1
Trust and investment management	796	866	(8)	3,316	3,372	(2)
Investment banking	379	420	(10)	1,757	1,765	—
Total trust and investment fees	3,520	3,687	(5)	14,509	14,495	—
Card fees	981	996	(2)	3,907	3,960	(1)
Other fees:
Lending related charges and fees (1)	400	391	2	1,526	1,568	(3)
Cash network fees	114	120	(5)	481	506	(5)
Commercial real estate brokerage commissions	145	159	(9)	468	462	1
Wire transfer and other remittance fees	120	115	4	477	448	6
All other fees	109	128	(15)	432	573	(25)
Total other fees	888	913	(3)	3,384	3,557	(5)
Mortgage banking:
Servicing income, net	109	262	(58)	1,373	1,427	(4)
Net gains on mortgage loan origination/sales activities	358	666	(46)	1,644	2,923	(44)
Total mortgage banking	467	928	(50)	3,017	4,350	(31)
Insurance	109	223	(51)	429	1,049	(59)
Net gains (losses) from trading activities (2)	10	(1)	NM	602	542	11
Net gains on debt securities	9	157	(94)	108	479	(77)
Net gains from equity securities (2)	21	572	(96)	1,515	1,779	(15)
Lease income	402	458	(12)	1,753	1,907	(8)
Life insurance investment income	158	153	3	651	594	10
All other	595	405	47	1,822	1,009	81
Total	$8,336	9,737	(14)	$36,413	38,832	(6)
NM - Not meaningful

(1)	Represents combined amount of previously reported "Charges and fees on loans" and "Letters of credit fees".

(2)
Financial information for the prior periods has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

NONINTEREST EXPENSE

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2018	2017	Change	2018	2017	Change
Salaries	$4,545	4,403	3%	$17,834	17,363	3%
Commission and incentive compensation	2,427	2,665	(9)	10,264	10,442	(2)
Employee benefits	706	1,293	(45)	4,926	5,566	(11)
Equipment	643	608	6	2,444	2,237	9
Net occupancy	735	715	3	2,888	2,849	1
Core deposit and other intangibles	264	288	(8)	1,058	1,152	(8)
FDIC and other deposit assessments	153	312	(51)	1,110	1,287	(14)
Outside professional services	843	1,025	(18)	3,306	3,813	(13)
Operating losses	432	3,531	(88)	3,124	5,492	(43)
Contract services (1)	616	410	50	2,192	1,638	34
Operating leases	392	325	21	1,334	1,351	(1)
Advertising and promotion	254	200	27	857	614	40
Outside data processing	168	208	(19)	660	891	(26)
Travel and entertainment	168	183	(8)	618	687	(10)
Postage, stationery and supplies	132	137	(4)	515	544	(5)
Telecommunications	91	92	(1)	361	364	(1)
Foreclosed assets	47	47	—	188	251	(25)
Insurance	25	28	(11)	101	100	1
All other (1)	698	330	112	2,346	1,843	27
Total	$13,339	16,800	(21)	$56,126	58,484	(4)

(1)	The prior periods have been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Service charges on deposit accounts	$1,176	1,204	1,163	1,173	1,246
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,345	2,334	2,354	2,403	2,401
Trust and investment management	796	835	835	850	866
Investment banking	379	462	486	430	420
Total trust and investment fees	3,520	3,631	3,675	3,683	3,687
Card fees	981	1,017	1,001	908	996
Other fees:
Lending related charges and fees (1)	400	370	376	380	391
Cash network fees	114	121	120	126	120
Commercial real estate brokerage commissions	145	129	109	85	159
Wire transfer and other remittance fees	120	120	121	116	115
All other fees	109	110	120	93	128
Total other fees	888	850	846	800	913
Mortgage banking:
Servicing income, net	109	390	406	468	262
Net gains on mortgage loan origination/sales activities	358	456	364	466	666
Total mortgage banking	467	846	770	934	928
Insurance	109	104	102	114	223
Net gains (losses) from trading activities (2)	10	158	191	243	(1)
Net gains on debt securities	9	57	41	1	157
Net gains from equity securities (2)	21	416	295	783	572
Lease income	402	453	443	455	458
Life insurance investment income	158	167	162	164	153
All other	595	466	323	438	405
Total	$8,336	9,369	9,012	9,696	9,737

(1)	Represents combined amount of previously reported "Charges and fees on loans" and "Letters of credit fees".

(2)
Financial information for the quarter ended December 31, 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Salaries	$4,545	4,461	4,465	4,363	4,403
Commission and incentive compensation	2,427	2,427	2,642	2,768	2,665
Employee benefits	706	1,377	1,245	1,598	1,293
Equipment	643	634	550	617	608
Net occupancy	735	718	722	713	715
Core deposit and other intangibles	264	264	265	265	288
FDIC and other deposit assessments	153	336	297	324	312
Outside professional services	843	761	881	821	1,025
Operating losses	432	605	619	1,468	3,531
Contract services (1)	616	593	536	447	410
Operating leases	392	311	311	320	325
Advertising and promotion	254	223	227	153	200
Outside data processing	168	166	164	162	208
Travel and entertainment	168	141	157	152	183
Postage, stationery and supplies	132	120	121	142	137
Telecommunications	91	90	88	92	92
Foreclosed assets	47	59	44	38	47
Insurance	25	26	24	26	28
All other (1)	698	451	624	573	330
Total	$13,339	13,763	13,982	15,042	16,800

(1)
The quarter ended December 31, 2017, has been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Dec 31, 2018	Dec 31, 2017	% Change
Assets
Cash and due from banks	$23,551	23,367	1%
Interest-earning deposits with banks (1)	149,736	192,580	(22)
Total cash, cash equivalents, and restricted cash (1)	173,287	215,947	(20)
Federal funds sold and securities purchased under resale agreements (1)	80,207	80,025	—
Debt securities:
Trading, at fair value (2)	69,989	57,624	21
Available-for-sale, at fair value (2)	269,912	276,407	(2)
Held-to-maturity, at cost	144,788	139,335	4
Mortgage loans held for sale	15,126	20,070	(25)
Loans held for sale (2)	2,041	1,131	80
Loans	953,110	956,770	—
Allowance for loan losses	(9,775)	(11,004)	(11)
Net loans	943,335	945,766	—
Mortgage servicing rights:
Measured at fair value	14,649	13,625	8
Amortized	1,443	1,424	1
Premises and equipment, net	8,920	8,847	1
Goodwill	26,418	26,587	(1)
Derivative assets	10,770	12,228	(12)
Equity securities (2)	55,148	62,497	(12)
Other assets (2)	79,850	90,244	(12)
Total assets	$1,895,883	1,951,757	(3)
Liabilities
Noninterest-bearing deposits	$349,534	373,722	(6)
Interest-bearing deposits	936,636	962,269	(3)
Total deposits	1,286,170	1,335,991	(4)
Short-term borrowings	105,787	103,256	2
Derivative liabilities	8,499	8,796	(3)
Accrued expenses and other liabilities	69,317	70,615	(2)
Long-term debt	229,044	225,020	2
Total liabilities	1,698,817	1,743,678	(3)
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,214	25,358	(8)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,685	60,893	—
Retained earnings	158,163	145,263	9
Cumulative other comprehensive income (loss)	(6,336)	(2,144)	196
Treasury stock – 900,557,866 shares and 590,194,846 shares	(47,194)	(29,892)	58
Unearned ESOP shares	(1,502)	(1,678)	(10)
Total Wells Fargo stockholders’ equity	196,166	206,936	(5)
Noncontrolling interests	900	1,143	(21)
Total equity	197,066	208,079	(5)
Total liabilities and equity	$1,895,883	1,951,757	(3)

(1)
Financial information has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Assets
Cash and due from banks	$23,551	18,791	20,450	18,145	23,367
Interest-earning deposits with banks (1)	149,736	140,732	142,999	184,250	192,580
Total cash, cash equivalents, and restricted cash (1)	173,287	159,523	163,449	202,395	215,947
Federal funds sold and securities purchased under resale agreements (1)	80,207	83,471	80,184	73,550	80,025
Debt securities:
Trading, at fair value (2)	69,989	65,188	65,602	59,866	57,624
Available-for-sale, at fair value (2)	269,912	262,964	265,687	271,656	276,407
Held-to-maturity, at cost	144,788	144,131	144,206	141,446	139,335
Mortgage loans held for sale	15,126	19,225	21,509	17,944	20,070
Loans held for sale (2)	2,041	1,765	3,408	3,581	1,131
Loans	953,110	942,300	944,265	947,308	956,770
Allowance for loan losses	(9,775)	(10,021)	(10,193)	(10,373)	(11,004)
Net loans	943,335	932,279	934,072	936,935	945,766
Mortgage servicing rights:
Measured at fair value	14,649	15,980	15,411	15,041	13,625
Amortized	1,443	1,414	1,407	1,411	1,424
Premises and equipment, net	8,920	8,802	8,882	8,828	8,847
Goodwill	26,418	26,425	26,429	26,445	26,587
Derivative assets	10,770	11,811	11,099	11,467	12,228
Equity securities (2)	55,148	61,755	57,505	58,935	62,497
Other assets (2)	79,850	78,248	80,850	85,888	90,244
Total assets	$1,895,883	1,872,981	1,879,700	1,915,388	1,951,757
Liabilities
Noninterest-bearing deposits	$349,534	352,869	365,021	370,085	373,722
Interest-bearing deposits	936,636	913,725	903,843	933,604	962,269
Total deposits	1,286,170	1,266,594	1,268,864	1,303,689	1,335,991
Short-term borrowings	105,787	105,451	104,496	97,207	103,256
Derivative liabilities	8,499	8,586	8,507	7,883	8,796
Accrued expenses and other liabilities	69,317	71,348	72,480	73,397	70,615
Long-term debt	229,044	221,323	219,284	227,302	225,020
Total liabilities	1,698,817	1,673,302	1,673,631	1,709,478	1,743,678
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,214	23,482	25,737	26,227	25,358
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,685	60,738	59,644	60,399	60,893
Retained earnings	158,163	154,576	150,803	147,928	145,263
Cumulative other comprehensive income (loss)	(6,336)	(6,873)	(5,461)	(4,921)	(2,144)
Treasury stock	(47,194)	(40,538)	(32,620)	(31,246)	(29,892)
Unearned ESOP shares	(1,502)	(1,780)	(2,051)	(2,571)	(1,678)
Total Wells Fargo stockholders’ equity	196,166	198,741	205,188	204,952	206,936
Noncontrolling interests	900	938	881	958	1,143
Total equity	197,066	199,679	206,069	205,910	208,079
Total liabilities and equity	$1,895,883	1,872,981	1,879,700	1,915,388	1,951,757

(1)
Financial information has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for the quarter ended December 31, 2017, has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Trading assets
Debt securities	$69,989	65,188	65,602	59,866	57,624
Equity securities (1)	19,449	26,138	22,978	25,327	30,004
Loans held for sale	1,469	1,266	1,350	1,695	1,023
Gross trading derivative assets	29,216	30,302	30,758	30,644	31,340
Netting (2)	(19,807)	(19,188)	(20,687)	(20,112)	(19,629)
Total trading derivative assets	9,409	11,114	10,071	10,532	11,711
Total trading assets	100,316	103,706	100,001	97,420	100,362
Trading liabilities
Short sales	19,720	23,992	21,765	23,303	18,472
Gross trading derivative liabilities	28,717	29,268	29,847	29,717	31,386
Netting (2)	(21,178)	(21,842)	(22,311)	(22,569)	(23,062)
Total trading derivative liabilities	7,539	7,426	7,536	7,148	8,324
Total trading liabilities	$27,259	31,418	29,301	30,451	26,796

(1)
Financial information for the quarter ended December 31, 2017, has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 and assets held as economic hedges for our deferred compensation plan obligations have been reclassified as marketable equity securities not held for trading.

(2)	Represents balance sheet netting for trading derivative assets and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Trading debt securities	$69,989	65,188	65,602	59,866	57,624
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	13,348	6,187	6,271	6,279	6,319
Securities of U.S. states and political subdivisions	49,264	48,216	47,559	49,643	51,326
Mortgage-backed securities:
Federal agencies	153,203	153,511	154,556	156,814	160,219
Residential and commercial	7,000	6,939	8,286	9,264	9,173
Total mortgage-backed securities	160,203	160,450	162,842	166,078	169,392
Other debt securities	47,097	48,111	49,015	49,656	49,370
Total available-for-sale debt securities	269,912	262,964	265,687	271,656	276,407
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,751	44,743	44,735	44,727	44,720
Securities of U.S. states and political subdivisions	6,286	6,293	6,300	6,307	6,313
Federal agency and other mortgage-backed securities (1)	93,685	93,020	93,016	89,748	87,527
Other debt securities	66	75	155	664	775
Total held-to-maturity debt securities	144,788	144,131	144,206	141,446	139,335
Total debt securities	$484,689	472,283	475,495	472,968	473,366

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Held for trading at fair value:
Marketable equity securities	$19,449	26,138	22,978	25,327	30,004
Not held for trading:
Fair value:
Marketable equity securities (1)	4,513	5,705	5,273	4,931	4,356
Nonmarketable equity securities (2)	5,594	6,479	5,876	5,303	4,867
Total equity securities at fair value	10,107	12,184	11,149	10,234	9,223
Equity method:
LIHTC (3)	10,999	10,453	10,361	10,318	10,269
Private equity	3,832	3,838	3,732	3,840	3,839
Tax-advantaged renewable energy	3,073	1,967	1,950	1,822	1,950
New market tax credit and other	311	259	262	268	294
Total equity method	18,215	16,517	16,305	16,248	16,352
Other:
Federal bank stock and other at cost (4)	5,643	5,467	5,673	5,780	5,828
Private equity (5)	1,734	1,449	1,400	1,346	1,090
Total equity securities not held for trading	35,699	35,617	34,527	33,608	32,493
Total equity securities	$55,148	61,755	57,505	58,935	62,497

(1)
Includes $3.2 billion, $3.6 billion, $3.5 billion, $3.5 billion and $3.7 billion at December 31, September 30, June 30 and March 31, 2018, and December 31, 2017, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $5.5 billion, $6.3 billion, $5.5 billion, $5.0 billion and $4.9 billion at December 31, September 30, June 30 and March 31, 2018, and December 31, 2017, respectively, related to investments for which we elected the fair value option.

(3)	Represents low-income housing tax credit investments.

(4)
Includes $5.6 billion, $5.4 billion, $5.6 billion, $5.7 billion and $5.4 billion at December 31, September 30, June 30 and March 31, 2018, and December 31, 2017, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(5)	Represents nonmarketable equity securities for which we have elected to account for the security under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Commercial:
Commercial and industrial	$350,199	338,048	336,590	334,678	333,125
Real estate mortgage	121,014	120,403	123,964	125,543	126,599
Real estate construction	22,496	23,690	22,937	23,882	24,279
Lease financing	19,696	19,745	19,614	19,293	19,385
Total commercial	513,405	501,886	503,105	503,396	503,388
Consumer:
Real estate 1-4 family first mortgage	285,065	284,273	283,001	282,658	284,054
Real estate 1-4 family junior lien mortgage	34,398	35,330	36,542	37,920	39,713
Credit card	39,025	37,812	36,684	36,103	37,976
Automobile	45,069	46,075	47,632	49,554	53,371
Other revolving credit and installment	36,148	36,924	37,301	37,677	38,268
Total consumer	439,705	440,414	441,160	443,912	453,382
Total loans (1)	$953,110	942,300	944,265	947,308	956,770

(1)
Includes $5.0 billion, $6.9 billion, $9.0 billion, $10.7 billion, and $12.8 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30 and March 31, 2018, and December 31, 2017, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Commercial foreign loans:
Commercial and industrial	$62,564	61,696	61,732	59,696	60,106
Real estate mortgage	6,731	6,891	7,617	8,082	8,033
Real estate construction	1,011	726	542	668	655
Lease financing	1,159	1,187	1,097	1,077	1,126
Total commercial foreign loans	$71,465	70,500	70,988	69,523	69,920

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,486	1,555	1,559	1,516	1,899
Real estate mortgage	580	603	765	755	628
Real estate construction	32	44	51	45	37
Lease financing	90	96	80	93	76
Total commercial	2,188	2,298	2,455	2,409	2,640
Consumer:
Real estate 1-4 family first mortgage	3,183	3,267	3,469	3,673	3,732
Real estate 1-4 family junior lien mortgage	945	983	1,029	1,087	1,086
Automobile	130	118	119	117	130
Other revolving credit and installment	50	48	54	53	58
Total consumer	4,308	4,416	4,671	4,930	5,006
Total nonaccrual loans (1)(2)(3)	$6,496	6,714	7,126	7,339	7,646
As a percentage of total loans	0.68%	0.71	0.75	0.77	0.80
Foreclosed assets:
Government insured/guaranteed	$88	87	90	103	120
Non-government insured/guaranteed	363	435	409	468	522
Total foreclosed assets	451	522	499	571	642
Total nonperforming assets	$6,947	7,236	7,625	7,910	8,288
As a percentage of total loans	0.73%	0.77	0.81	0.83	0.87

(1)
Financial information for periods prior to December 31, 2018 has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value of $339 million, $360 million, $380 million and $390 million at September 30, June 30, and March 31, 2018, and December 31, 2017, respectively.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING (1)

(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Total (excluding PCI)(2):	$8,704	8,838	9,087	10,351	11,532
Less: FHA insured/VA guaranteed (3)	7,725	7,906	8,246	9,385	10,475
Total, not government insured/guaranteed	$979	932	841	966	1,057
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$43	42	23	40	26
Real estate mortgage	51	56	26	23	23
Real estate construction	—	—	—	1	—
Total commercial	94	98	49	64	49
Consumer:
Real estate 1-4 family first mortgage	124	128	132	163	213
Real estate 1-4 family junior lien mortgage	32	32	33	48	60
Credit card	513	460	429	473	492
Automobile	114	108	105	113	143
Other revolving credit and installment	102	106	93	105	100
Total consumer	885	834	792	902	1,008
Total, not government insured/guaranteed	$979	932	841	966	1,057

(1)
Financial information for periods prior to December 31, 2018 has been revised to exclude MLHFS, LHFS and loans held at fair value, which reduced “Total, not government insured/guaranteed” by $1 million, $1 million, $1 million and $6 million at September 30, June 30, and March 31, 2018, and December 31, 2017, respectively.

(2)	PCI loans totaled $370 million, $567 million, $811 million, $1.0 billion and $1.4 billion, at December 31, September 30 , June 30, and March 31, 2018, and December 31, 2017, respectively.

(3)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended Dec 31, 2018	Year ended Dec 31, 2018	2009-2017
Balance, beginning of period	$4,409	8,887	10,447
Change in accretable yield due to acquisitions	—	—	161
Accretion into interest income (1)	(202)	(1,094)	(16,983)
Accretion into noninterest income due to sales (2)	(614)	(2,374)	(801)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	1	403	11,597
Changes in expected cash flows that do not affect nonaccretable difference (4)	(561)	(2,789)	4,466
Balance, end of period	$3,033	3,033	8,887

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At December 31, 2018, our carrying value for PCI loans totaled $5.0 billion and the remainder of nonaccretable difference established in purchase accounting totaled $480 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended December 31,		Year ended December 31,
(in millions)	2018	2017	2018	2017
Balance, beginning of period	$10,956	12,109	11,960	12,540
Provision for credit losses	521	651	1,744	2,528
Interest income on certain impaired loans (1)	(38)	(49)	(166)	(186)
Loan charge-offs:
Commercial:
Commercial and industrial	(220)	(181)	(727)	(789)
Real estate mortgage	(12)	(4)	(42)	(38)
Real estate construction	—	—	—	—
Lease financing	(18)	(14)	(70)	(45)
Total commercial	(250)	(199)	(839)	(872)
Consumer:
Real estate 1-4 family first mortgage	(38)	(49)	(179)	(240)
Real estate 1-4 family junior lien mortgage	(38)	(54)	(179)	(279)
Credit card	(414)	(398)	(1,599)	(1,481)
Automobile	(217)	(261)	(947)	(1,002)
Other revolving credit and installment	(180)	(169)	(685)	(713)
Total consumer	(887)	(931)	(3,589)	(3,715)
Total loan charge-offs	(1,137)	(1,130)	(4,428)	(4,587)
Loan recoveries:
Commercial:
Commercial and industrial	88	63	304	297
Real estate mortgage	24	14	70	82
Real estate construction	1	3	13	30
Lease financing	5	4	23	17
Total commercial	118	84	410	426
Consumer:
Real estate 1-4 family first mortgage	60	72	267	288
Real estate 1-4 family junior lien mortgage	48	61	219	266
Credit card	76	62	307	239
Automobile	84	73	363	319
Other revolving credit and installment	30	27	118	121
Total consumer	298	295	1,274	1,233
Total loan recoveries	416	379	1,684	1,659
Net loan charge-offs	(721)	(751)	(2,744)	(2,928)
Other	(11)	—	(87)	6
Balance, end of period	$10,707	11,960	10,707	11,960
Components:
Allowance for loan losses	$9,775	11,004	9,775	11,004
Allowance for unfunded credit commitments	932	956	932	956
Allowance for credit losses	$10,707	11,960	10,707	11,960
Net loan charge-offs (annualized) as a percentage of average total loans	0.30%	0.31	0.29	0.31
Allowance for loan losses as a percentage of total loans	1.03	1.15	1.03	1.15
Allowance for credit losses as a percentage of total loans	1.12	1.25	1.12	1.25

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Balance, beginning of quarter	$10,956	11,110	11,313	11,960	12,109
Provision for credit losses	521	580	452	191	651
Interest income on certain impaired loans (1)	(38)	(42)	(43)	(43)	(49)
Loan charge-offs:
Commercial:
Commercial and industrial	(220)	(209)	(134)	(164)	(181)
Real estate mortgage	(12)	(9)	(19)	(2)	(4)
Real estate construction	—	—	—	—	—
Lease financing	(18)	(15)	(20)	(17)	(14)
Total commercial	(250)	(233)	(173)	(183)	(199)
Consumer:
Real estate 1-4 family first mortgage	(38)	(45)	(55)	(41)	(49)
Real estate 1-4 family junior lien mortgage	(38)	(47)	(47)	(47)	(54)
Credit card	(414)	(376)	(404)	(405)	(398)
Automobile	(217)	(214)	(216)	(300)	(261)
Other revolving credit and installment	(180)	(161)	(164)	(180)	(169)
Total consumer	(887)	(843)	(886)	(973)	(931)
Total loan charge-offs	(1,137)	(1,076)	(1,059)	(1,156)	(1,130)
Loan recoveries:
Commercial:
Commercial and industrial	88	61	76	79	63
Real estate mortgage	24	10	19	17	14
Real estate construction	1	2	6	4	3
Lease financing	5	8	5	5	4
Total commercial	118	81	106	105	84
Consumer:
Real estate 1-4 family first mortgage	60	70	78	59	72
Real estate 1-4 family junior lien mortgage	48	56	60	55	61
Credit card	76	77	81	73	62
Automobile	84	84	103	92	73
Other revolving credit and installment	30	28	29	31	27
Total consumer	298	315	351	310	295
Total loan recoveries	416	396	457	415	379
Net loan charge-offs	(721)	(680)	(602)	(741)	(751)
Other	(11)	(12)	(10)	(54)	—
Balance, end of quarter	$10,707	10,956	11,110	11,313	11,960
Components:
Allowance for loan losses	$9,775	10,021	10,193	10,373	11,004
Allowance for unfunded credit commitments	932	935	917	940	956
Allowance for credit losses	$10,707	10,956	11,110	11,313	11,960
Net loan charge-offs (annualized) as a percentage of average total loans	0.30%	0.29	0.26	0.32	0.31
Allowance for loan losses as a percentage of:
Total loans	1.03	1.06	1.08	1.10	1.15
Nonaccrual loans (2)	150	149	143	141	144
Nonaccrual loans and other nonperforming assets (2)	141	138	134	131	133
Allowance for credit losses as a percentage of:
Total loans	1.12	1.16	1.18	1.19	1.25
Nonaccrual loans (2)	165	163	156	154	156
Nonaccrual loans and other nonperforming assets (2)	154	151	146	143	144

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

(2)	Financial information for periods prior to the quarter ended December 31, 2018 has been revised to exclude MLHFS, LHFS and loans held at fair value.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Tangible book value per common share (1):
Total equity		$197,066	199,679	206,069	205,910	208,079
Adjustments:
Preferred stock		(23,214)	(23,482)	(25,737)	(26,227)	(25,358)
Additional paid-in capital on ESOP preferred stock		(95)	(105)	(116)	(146)	(122)
Unearned ESOP shares		1,502	1,780	2,051	2,571	1,678
Noncontrolling interests		(900)	(938)	(881)	(958)	(1,143)
Total common stockholders' equity	(A)	174,359	176,934	181,386	181,150	183,134
Adjustments:
Goodwill		(26,418)	(26,425)	(26,429)	(26,445)	(26,587)
Certain identifiable intangible assets (other than MSRs)		(559)	(826)	(1,091)	(1,357)	(1,624)
Other assets (2)		(2,187)	(2,121)	(2,160)	(2,388)	(2,155)
Applicable deferred taxes (3)		785	829	874	918	962
Tangible common equity	(B)	$145,980	148,391	152,580	151,878	153,730
Common shares outstanding	(C)	4,581.3	4,711.6	4,849.1	4,873.9	4,891.6
Book value per common share	(A)/(C)	$38.06	37.55	37.41	37.17	37.44
Tangible book value per common share	(B)/(C)	31.86	31.49	31.47	31.16	31.43

		Quarter ended					Year ended
(in millions, except ratios)		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,711	5,453	4,792	4,733	5,740	20,689	20,554
Average total equity		198,442	202,826	206,067	206,180	207,413	203,356	205,654
Adjustments:
Preferred stock		(23,463)	(24,219)	(26,021)	(26,157)	(25,569)	(24,956)	(25,592)
Additional paid-in capital on ESOP preferred stock		(105)	(115)	(129)	(153)	(129)	(125)	(139)
Unearned ESOP shares		1,761	2,026	2,348	2,508	1,896	2,159	2,143
Noncontrolling interests		(910)	(892)	(919)	(997)	(998)	(929)	(948)
Average common stockholders’ equity	(B)	175,725	179,626	181,346	181,381	182,613	179,505	181,118
Adjustments:
Goodwill		(26,423)	(26,429)	(26,444)	(26,516)	(26,579)	(26,453)	(26,629)
Certain identifiable intangible assets (other than MSRs)		(693)	(958)	(1,223)	(1,489)	(1,767)	(1,088)	(2,176)
Other assets (2)		(2,204)	(2,083)	(2,271)	(2,233)	(2,245)	(2,197)	(2,184)
Applicable deferred taxes (3)		800	845	889	933	1,332	866	1,570
Average tangible common equity	(C)	$147,205	151,001	152,297	152,076	153,354	150,633	151,699
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	12.89%	12.04	10.60	10.58	12.47	11.53	11.35
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	15.39	14.33	12.62	12.62	14.85	13.73	13.55

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Total equity		$197.1	199.7	206.1	205.9	208.1
Adjustments:
Preferred stock		(23.2)	(23.5)	(25.7)	(26.2)	(25.4)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.5	1.8	2.0	2.6	1.7
Noncontrolling interests		(0.9)	(0.9)	(0.9)	(1.0)	(1.1)
Total common stockholders' equity		174.4	177.0	181.4	181.2	183.2
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.6)
Certain identifiable intangible assets (other than MSRs)		(0.6)	(0.8)	(1.1)	(1.4)	(1.6)
Other assets (2)		(2.2)	(2.1)	(2.2)	(2.4)	(2.2)
Applicable deferred taxes (3)		0.8	0.8	0.9	0.9	1.0
Investment in certain subsidiaries and other		0.4	0.4	0.4	0.4	0.2
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	146.4	148.9	153.0	152.3	154.0
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,248.4	1,250.2	1,276.3	1,278.1	1,285.6
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	11.7%	11.9	12.0	11.9	12.0

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of December 31, 2018, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for September 30, June 30 and March 31, 2018, and December 31, 2017, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s December 31, 2018, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Quarter ended Dec 31,
Net interest income (3)	$7,340	7,239	4,739	4,557	1,116	1,152	(551)	(635)	12,644	12,313
Provision (reversal of provision) for credit losses	534	636	(28)	20	(3)	(7)	18	2	521	651
Noninterest income	4,121	4,481	2,187	2,883	2,841	3,181	(813)	(808)	8,336	9,737
Noninterest expense	7,032	10,216	4,025	4,187	3,044	3,246	(762)	(849)	13,339	16,800
Income (loss) before income tax expense (benefit)	3,895	868	2,929	3,233	916	1,094	(620)	(596)	7,120	4,599
Income tax expense (benefit)	637	(2,682)	253	854	231	413	(155)	(227)	966	(1,642)
Net income (loss) before noncontrolling interests	3,258	3,550	2,676	2,379	685	681	(465)	(369)	6,154	6,241
Less: Net income (loss) from noncontrolling interests	89	78	5	6	(4)	6	—	—	90	90
Net income (loss)	$3,169	3,472	2,671	2,373	689	675	(465)	(369)	6,064	6,151

Average loans	$459.7	473.2	470.2	463.5	75.2	72.9	(58.8)	(57.8)	946.3	951.8
Average assets	1,015.9	1,073.2	839.1	837.2	83.6	83.7	(59.6)	(58.8)	1,879.0	1,935.3
Average deposits	759.4	738.3	421.6	465.7	155.5	184.1	(67.6)	(76.5)	1,268.9	1,311.6

Year ended Dec 31,
Net interest income (3)	$29,219	28,658	18,690	18,810	4,441	4,641	(2,355)	(2,552)	49,995	49,557
Provision (reversal of provision) for credit losses	1,783	2,555	(58)	(19)	(5)	(5)	24	(3)	1,744	2,528
Noninterest income	17,694	18,360	10,016	11,190	11,935	12,431	(3,232)	(3,149)	36,413	38,832
Noninterest expense	30,491	32,615	16,157	16,624	12,938	12,623	(3,460)	(3,378)	56,126	58,484
Income (loss) before income tax expense (benefit)	14,639	11,848	12,607	13,395	3,443	4,454	(2,151)	(2,320)	28,538	27,377
Income tax expense (benefit)	3,784	634	1,555	3,496	861	1,668	(538)	(881)	5,662	4,917
Net income (loss) before noncontrolling interests	10,855	11,214	11,052	9,899	2,582	2,786	(1,613)	(1,439)	22,876	22,460
Less: Net income (loss) from noncontrolling interests	461	276	20	(15)	2	16	—	—	483	277
Net income (loss)	$10,394	10,938	11,032	9,914	2,580	2,770	(1,613)	(1,439)	22,393	22,183

Average loans	$463.7	475.7	465.7	465.6	74.6	71.9	(58.8)	(57.1)	945.2	956.1
Average assets	1,034.1	1,085.5	830.5	822.8	83.9	82.8	(59.6)	(58.1)	1,888.9	1,933.0
Average deposits	757.2	729.6	423.7	464.2	165.0	189.0	(70.0)	(78.2)	1,275.9	1,304.6

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and results for all periods prior to 2018 have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications occurred within noninterest income.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
COMMUNITY BANKING
Net interest income (2)	$7,340	7,338	7,346	7,195	7,239
Provision for credit losses	534	547	484	218	636
Noninterest income	4,121	4,478	4,460	4,635	4,481
Noninterest expense	7,032	7,467	7,290	8,702	10,216
Income before income tax expense	3,895	3,802	4,032	2,910	868
Income tax expense (benefit)	637	925	1,413	809	(2,682)
Net income before noncontrolling interests	3,258	2,877	2,619	2,101	3,550
Less: Net income from noncontrolling interests	89	61	123	188	78
Segment net income	$3,169	2,816	2,496	1,913	3,472
Average loans	$459.7	460.9	463.8	470.5	473.2
Average assets	1,015.9	1,024.9	1,034.3	1,061.9	1,073.2
Average deposits	759.4	760.9	760.6	747.5	738.3
WHOLESALE BANKING
Net interest income (2)	$4,739	4,726	4,693	4,532	4,557
Provision (reversal of provision) for credit losses	(28)	26	(36)	(20)	20
Noninterest income	2,187	2,578	2,504	2,747	2,883
Noninterest expense	4,025	3,935	4,219	3,978	4,187
Income before income tax expense	2,929	3,343	3,014	3,321	3,233
Income tax expense	253	475	379	448	854
Net income before noncontrolling interests	2,676	2,868	2,635	2,873	2,379
Less: Net income (loss) from noncontrolling interests	5	17	—	(2)	6
Segment net income	$2,671	2,851	2,635	2,875	2,373
Average loans	$470.2	462.8	464.7	465.1	463.5
Average assets	839.1	827.2	826.4	829.2	837.2
Average deposits	421.6	413.6	414.0	446.0	465.7
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,116	1,102	1,111	1,112	1,152
Provision (reversal of provision) for credit losses	(3)	6	(2)	(6)	(7)
Noninterest income	2,841	3,124	2,840	3,130	3,181
Noninterest expense	3,044	3,243	3,361	3,290	3,246
Income before income tax expense	916	977	592	958	1,094
Income tax expense	231	244	147	239	413
Net income before noncontrolling interests	685	733	445	719	681
Less: Net income (loss) from noncontrolling interests	(4)	1	—	5	6
Segment net income	$689	732	445	714	675
Average loans	$75.2	74.6	74.7	73.9	72.9
Average assets	83.6	83.8	84.0	84.2	83.7
Average deposits	155.5	159.8	167.1	177.9	184.1
OTHER (3)
Net interest income (2)	$(551)	(594)	(609)	(601)	(635)
Provision (reversal of provision) for credit losses	18	1	6	(1)	2
Noninterest income	(813)	(811)	(792)	(816)	(808)
Noninterest expense	(762)	(882)	(888)	(928)	(849)
Loss before income tax benefit	(620)	(524)	(519)	(488)	(596)
Income tax benefit	(155)	(132)	(129)	(122)	(227)
Net loss before noncontrolling interests	(465)	(392)	(390)	(366)	(369)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(465)	(392)	(390)	(366)	(369)
Average loans	$(58.8)	(58.8)	(59.1)	(58.5)	(57.8)
Average assets	(59.6)	(59.6)	(59.8)	(59.4)	(58.8)
Average deposits	(67.6)	(67.9)	(70.4)	(74.2)	(76.5)
CONSOLIDATED COMPANY
Net interest income (2)	$12,644	12,572	12,541	12,238	12,313
Provision for credit losses	521	580	452	191	651
Noninterest income	8,336	9,369	9,012	9,696	9,737
Noninterest expense	13,339	13,763	13,982	15,042	16,800
Income before income tax expense	7,120	7,598	7,119	6,701	4,599
Income tax expense (benefit)	966	1,512	1,810	1,374	(1,642)
Net income before noncontrolling interests	6,154	6,086	5,309	5,327	6,241
Less: Net income from noncontrolling interests	90	79	123	191	90
Wells Fargo net income	$6,064	6,007	5,186	5,136	6,151
Average loans	$946.3	939.5	944.1	951.0	951.8
Average assets	1,879.0	1,876.3	1,884.9	1,915.9	1,935.3
Average deposits	1,268.9	1,266.4	1,271.3	1,297.2	1,311.6

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and results for all periods prior to 2018 have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications occurred within noninterest income.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
MSRs measured using the fair value method:
Fair value, beginning of quarter	$15,980	15,411	15,041	13,625	13,338
Servicing from securitizations or asset transfers (1)	449	502	486	573	639
Sales and other (2)	(64)	(2)	(1)	(4)	(32)
Net additions	385	500	485	569	607
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(874)	582	376	1,253	221
Servicing and foreclosure costs (4)	763	(9)	30	34	23
Discount rates (5)	(821)	(9)	—	—	13
Prepayment estimates and other (6)	(314)	(33)	(61)	43	(55)
Net changes in valuation model inputs or assumptions	(1,246)	531	345	1,330	202
Changes due to collection/realization of expected cash flows over time	(470)	(462)	(460)	(483)	(522)
Total changes in fair value	(1,716)	69	(115)	847	(320)
Fair value, end of quarter	$14,649	15,980	15,411	15,041	13,625

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Amortized MSRs:
Balance, beginning of quarter	$1,414	1,407	1,411	1,424	1,406
Purchases	45	42	22	18	40
Servicing from securitizations or asset transfers	52	33	39	34	43
Amortization	(68)	(68)	(65)	(65)	(65)
Balance, end of quarter	$1,443	1,414	1,407	1,411	1,424
Fair value of amortized MSRs:
Beginning of quarter	$2,389	2,309	2,307	2,025	1,990
End of quarter	2,288	2,389	2,309	2,307	2,025

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Servicing income, net:
Servicing fees (1)		$925	890	905	906	833
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(1,246)	531	345	1,330	202
Changes due to collection/realization of expected cash flows over time		(470)	(462)	(460)	(483)	(522)
Total changes in fair value of MSRs carried at fair value		(1,716)	69	(115)	847	(320)
Amortization		(68)	(68)	(65)	(65)	(65)
Net derivative gains (losses) from economic hedges (3)	(B)	968	(501)	(319)	(1,220)	(186)
Total servicing income, net		$109	390	406	468	262
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$(278)	30	26	110	16

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,164	1,184	1,190	1,201	1,209
Owned loans serviced	334	337	340	337	342
Subserviced for others	4	5	4	5	3
Total residential servicing	1,502	1,526	1,534	1,543	1,554
Commercial mortgage servicing:
Serviced for others	543	529	518	510	495
Owned loans serviced	121	121	124	125	127
Subserviced for others	9	9	10	10	9
Total commercial servicing	673	659	652	645	631
Total managed servicing portfolio	$2,175	2,185	2,186	2,188	2,185
Total serviced for others	$1,707	1,713	1,708	1,711	1,704
Ratio of MSRs to related loans serviced for others	0.94%	1.02	0.98	0.96	0.88
Weighted-average note rate (mortgage loans serviced for others)	4.32	4.29	4.27	4.24	4.23

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$245	324	281	324	504
Commercial		65	75	49	76	95
Residential pipeline and unsold/repurchased loan management (1)		48	57	34	66	67
Total		$358	456	364	466	666
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$48	57	67	58	63
Refinances as a percentage of applications		30%	26	25	35	38
Wells Fargo first mortgage unclosed pipeline, at quarter end		$18	22	26	24	23
Residential real estate originations:
Purchases as a percentage of originations		78%	81	78	65	64
Refinances as a percentage of originations		22	19	22	35	36
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$16	18	21	16	23
Correspondent		21	27	28	27	30
Other (2)		1	1	1	—	—
Total quarter-to-date		$38	46	50	43	53
Held-for-sale	(B)	$28	33	37	34	40
Held-for-investment		10	13	13	9	13
Total quarter-to-date		$38	46	50	43	53
Total year-to-date		$177	139	93	43	212
Production margin on residential held-for-sale mortgage originations	(A)/(B)	0.89%	0.97	0.77	0.94	1.25

(1)	Predominantly includes the results of sales of modified GNMA loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Balance, beginning of period	$178	179	181	181	179
Provision for repurchase losses:
Loan sales	5	5	4	3	4
Change in estimate (1)	(15)	(4)	(2)	1	2
Net additions (reductions) to provision	(10)	1	2	4	6
Losses	(3)	(2)	(4)	(4)	(4)
Balance, end of period	$165	178	179	181	181

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.